			EXHIBIT 99(d)
Metris Receivables, Inc.	Metris Master Trust		Monthly Report
Securityholders' Statement	Series 2004-1		Nov-2005
Section 5.2	Class A	Class B	Total
(i) Security Amount	200,000,000.00	27,272,728.00	227,272,728.00
(ii) Security Principal Distributed	0.00	0.00	0.00
(iii) Security Interest Distributed	715,233.44	0.00	715,233.44
Security Interest Distributed based on $1,000 per Security	3.5761672	0.00	3.5761672
(iv) Principal Collections	13,734,465.19	1,872,881.67	15,607,346.86
(v) Finance Charge Collections	4,467,951.03	609,266.06	5,077,217.09
Recoveries	153,561.10	20,940.15	174,501.25
Principal Funding Account Investment Earnings	0.00	0.00	0.00
Accumulation Period Reserve Account Investment Earnings	0.00	0.00	0.00
Total Finance Charge Collections	4,621,512.13	630,206.21	5,251,718.34
Total Collections	18,355,977.32	2,503,087.88	20,859,065.20
(vi) Aggregate Amount of Principal Receivables	0.00	0.00	5,460,178,992.34
Invested Amount (End of Month)	200,000,000.00	27,272,728.00	227,272,728.00
Floating Allocation Percentage	3.6628836%	0.4994841%	4.1623677%
Fixed/Floating Allocation Percentage	3.6628836%	0.4994841%	4.1623677%
Invested Amount (Beginning of Month)	200,000,000.00	27,272,728.00	227,272,728.00
Average Daily Invested Amount	0.00	0.00	227,272,728.00
(vii) Receivable Delinquencies (As a % of Total Receivables)	0.00	0.00	0.00
Current	0.00	87.37%	5,007,890,219.21
30 Days to 59 Days (1 to 29 Days Contractually Delinquent)	0.00	4.27%	244,625,290.10
60 Days to 89 Days (30 to 59 Days Contractually Delinquent)	0.00	2.37%	135,760,076.82
90 Days and Over (60+ Days Contractually Delinquent)	0.00	5.99%	343,334,460.70
Total Receivables	0.00	100.00%	5,731,610,046.83
(viii) Aggregate Investor Default Amount	0.00	0.00	2,881,533.37
As a % of Average Daily Invested Amount	0	0.00	0.00%
(Annualized based on 365 days/year)	0.00	0.00	15.43%
(ix) Charge-Offs	0.00	0.00	0.00
(x) Servicing Fee	0.00	0.00	373,599.00
(xi) Unreimbursed Redirected Principal Collections	0.00	0.00	0.00
(xii) Excess Funding Account Balance	0.00	0.00	0.00
(xiii) New Accounts Added	0.00	0.00	101,717
(xiv) Average Gross Portfolio Yield	0.00	0.00	28.11%
Average Net Portfolio Yield	0.00	0.00	12.69%
(xv) Minimum Base Rate	0.00	0.00	6.44%
Excess Spread	0.00	0.00	6.25%
(xvi) Principal Funding Account Balance	0.00	0.00	0.00
(xvii) Accumulation Shortfall	0.00	0.00	0.00
(xviii) Scheduled date for the commencement of the Accumulation Period	0.00	0.00	March 2006
Accumulation Period Length	0.00	0.00	N/A
(xix) Principal Funding Account Investment Proceeds Deposit	0.00	0.00	0.00
Required Reserve Account Amount	0.00	0.00	0.00
Available Reserve Account Amount	0.00	0.00	0.00
Covered Amount	0.00	0.00	0.00
(xx) Aggregate Interest Rate Caps Notional Amount	0.00	0.00	200,000,000.00
Deposit to the Caps Proceeds Account	0.00	0.00	0.00
(xxi) Policy Claim Amount	0.00	0.00	0.00
(xxii) Net Excess Spread Trigger Event Occurrence	0.00	0.00	N/A
Invested Amount	0.00	0.00	227,272,728.00
Current One Month Excess Spread (%)	0.00	0.00	6.25%
Current Three Month Average Excess Spread (%)	0.00	0.00	7.93%
Required Spread Account Deposit (%)	0.00	0.00	6.75%
Note Reserve Maximum as of 12/16/05 ($)	0.00	0.00	15,340,909
Note Reserve A/C, Beginning Balance, 11/01/05	0.00	0.00	15,340,909
Current Month Deposits	0.00	0.00	0
Current Month Releases	0.00	0.00	0
Note Reserve Account, Ending Balance, 11/30/05	0.00	0.00	15,340,909